UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

GVI SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21295	77-0436410
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

  2801 Trade Center Drive, Suite 120, Carrollton, Texas   75007
  (Address of principal executive office)   (Zip Code)

Registrant’s telephone number, including area code: (972) 245-7353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On January 24, 2006, we received notice from Samsung Electronics that Samsung had terminated the distributor agreement with us under which we were Samsung’s exclusive distributor of video surveillance and security products to professional end users, installers and resellers. In its notice, Samsung indicated it will continue doing business with us under a revised contract, albeit on a non-exclusive basis. Samsung informed us that its current policy is not to be a party to exclusive distribution arrangements, which we believe is the primary reason Samsung terminated its agreement with us. Samsung was entitled to terminate the distributor agreement because we did not purchase the minimum amounts required to be purchased thereunder during the 2005 calendar year.

We believe that Samsung will continue to supply us with sufficient security products to meet our needs and the needs of the professional end users, installers and resellers who purchase security products from us, and that demand from our customers will not be materially affected by the termination of our exclusive contract with Samsung. As before, we will continue to distribute a full line of security products manufactured by manufacturers other than Samsung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2006

GVI SECURITY SOLUTIONS, INC.

By:	/s/ Nazzareno E. Paciotti
Name: Nazzareno Paciotti
Title: Chief Executive Officer and Chief Financial Officer